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                                                                    EXHIBIT 99.1


                                                   [METAL MANAGEMENT, INC. LOGO]



                                              METAL MANAGEMENT, INC.
                                              500 N. DEARBORN STREET O SUITE 405
                                              CHICAGO, ILLINOIS 60610
                                              www.mtlm.com
                                              NASDAQ:  MTLM



AT METAL MANAGEMENT:                          MEDIA:
Robert C. Larry                               John Salak
Chief Financial Officer                       The Dilenschneider Group
(312) 645-0700                                201-303-0534
rlarry@mtlm.com                               jsalak@dgi-nyc.com


FOR IMMEDIATE RELEASE
                                                                JANUARY 19, 2004


METAL MANAGEMENT, INC.  APPOINTS NEW CEO

                     - APPOINTS NEW HEAD OF CENTRAL REGION-

CHICAGO, IL - JANUARY 19, 2004 - METAL MANAGEMENT, INC. (Nasdaq: MTLM), one of the nation's largest full service scrap metal recyclers, announced today that the company's Board of Directors has appointed Daniel W. Dienst as its new Chief Executive Officer. Albert A. Cozzi has resigned as CEO and a director to pursue other interests, effective immediately.

Mr. Dienst has been the Chairman of the Board since April 2003 and an independent director since June 2001.

The Board also appointed Harold "Skip" Rouster as Vice President of the company and President of the company's Central Region. Frank J. Cozzi has resigned from these positions to pursue other interests, effective immediately.

"Over the past few years, the company's board, management and employees have worked together to build one tremendous franchise. We have reduced debt, integrated our unique geographic assets, increased efficiency and created one of the strongest balance sheets in our industry." Mr. Dienst said. "We will build upon this foundation to foster strategic partnerships that will bring us even closer to our consumers and suppliers."

He added: "I am honored to have the unified support of our senior managers and employees across the nation. Together, we are committed to judiciously grow the value of our company."


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"I also want to thank Albert and Frank Cozzi for their years of service to the company and to wish them well," Mr. Dienst concluded.

Mr. Dienst has a distinguished career in the steel and metals industry. He has most recently served as Managing Director of the Corporate and Leverage Finance Group of CIBC World Market Corp., a diversified financial services firm. He is also the Non-Executive Chairman of the Board of Metals USA, Inc. and holds an undergraduate degree from Washington University and a J.D. from The Brooklyn Law School.

Mr. Rouster brings over two decades of experience in the scrap metal business. He has served as Vice President of Operations for David J. Joseph Co. as well as President and Chief Operating Officer of Wendt Corporation, a manufacturer of automobile shredding equipment. Since June 2001 he has served on Metal Management's board, a post he has resigned with his new company appointments.

Gerald E. Morris has been appointed to fill the board vacancy created by Mr. Rouster's resignation. Mr. Morris is President and Chief Executive Officer of Intralite International N.V., a multinational company engaged in manufacturing metal ceilings for commercial buildings. He is also President of Harrington Brothers Inc., which manufactures and installs HVAC products for commercial buildings.


The company will host a non-interactive conference call on Tuesday, January 20, 2004 at 8:30 a.m. EST. Due to quiet period restrictions there will be no Q&A after the company's prepared remarks. Interested parties may dial 800-901-5213, passcode METAL, to access the call. The call will also be rebroadcast at 888-286-8010, passcode 68965786 until January 27, 2004.


ABOUT METAL MANAGEMENT, INC.

Metal Management is one of the largest full service metals recyclers in the United States, with approximately 40 recycling facilities in 13 states.

For more information about Metal Management, Inc., visit the Company's website at www.mtlm.com.

                                  * * * * * * *

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. As such, they involve risks and uncertainties and are subject to change at any time. These statements reflect our current expectations regarding the future profitability of the Company and its subsidiaries and the benefits to be derived from our execution of an industry consolidation strategy. As discussed in our annual report on Form 10-K for the



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fiscal year ended March 31, 2003, and in other periodic filings filed by the
Company with the U.S. Securities and Exchange Commission, some of the factors that could affect our performance include, among other things: debt leverage on Metal Management, debt covenants that restrict our ability to engage in certain transactions, cyclicality of the metals recycling industry, commodity price fluctuations, compliance with environmental, health, safety and other regulatory requirements applicable to the Company, potential environmental liability, risk of deterioration of relations with labor unions, dependence on key management, dependence on suppliers of scrap metal, concentration of customer risk, impact of export and other market conditions on the business, availability of scrap alternatives, underfunded defined benefit pension plans, historical operating losses, and limited common stock trading history.


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